Allianz
Allianz SE
Page 6
Allianz Technology International B.V.** Netherlands
Allianz Global Corporate & Specialty SE Germany
Allianz Foundation for North America California
Allianz Europe B.V. Netherlands
Allianz Finance Corporation Delaware
Allianz Finanzbeteiligungs GmbH
74.47%
25.53%
Allianz Asset Management GmbH
Allianz Asset Management of America Holdings Inc.
AGCS International Holding B.V. Netherlands
.001%
99.999%
Allianz Mexico, S.A. Compania De Seguros Mexico
Allianz of America, Inc Delaware
20% (Common)
100% (Non-Voting Preferred)
80% (Common)
66.7%
99.8%
0.1% Managing Member
Allianz Global Risks US Insurance Company Illinois
33.3%
Allianz Renewable Energy Partners of America LLC Delaware
Allianz Reinsurance America, Inc. California
Allianz Life Insurance Company of North America Minnesota
Allianz Asset Management of America LLC Delaware
0.1%
Page 2
Page 4
Page 5
Fireman's Fund Insurance Company California
Page 3
100% (Voting Common)
Allianz Renewable Energy Partners of America 2 LLC Delaware
PFP Holdings, Inc. Delaware
Allianz Real Estate of America LLC Delaware
AZOA Services Corporation New York
Allianz Technology of America, Inc. Delaware
100% (Non-Voting Preferred)
P & C Insurance Company
Life Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

1

As of 12/31/19

Allianz


Allianz Global Risks US Insurance Company
Illinois
Allianz Risk Transfer (Bermuda) Limited
Bermuda
Allianz Underwriters Insurance Company
Illinois
Fireman's Fund Insurance Company
California
1739908 Ontario, Inc.
Canada
Allianz Risk Consultants, LLC
California
AIM Underwriting Ltd.
Canada
Allianz Aviation Managers, LLC
Delaware
AGCS Marine Insurance Company
Illinois
Allianz Risk Transfer, Inc.
New York
Wm. H. McGee & Co. Inc.
New York
EF Solutions LLC
Delaware
Wm. H. McGee & Company (Bermuda) LTD.
Bermuda
Allianz Global Corporate & Specialty of Bermuda Limited
Bermuda

P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

2

As of 12/31/2019

Fireman's Fund Insurance Company California
American Automobile Insurance Company Missouri
Associated Indemnity Corporation California
Chicago Insurance Company Illinois
Fireman's Fund Indemnity Corporation New Jersey
Interstate Fire & Casualty Company Illinois
National Surety Corporation Illinois
The American Insurance Company Ohio
14.28%
Par Holdings LTD Bermuda
Fireman's Fund Financial Services, LLC Delaware

P & C Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

3

As of 12/31/2019

Organization Chart


Allianz Life Insurance Company of North America (Minnesota)
AZL PF Investments, Inc. (Minnesota)
Allianz Investment Management, LLC (Minnesota)
Allianz Individual Insurance Group, LLC (Minnesota)
Allianz Life Financial Services, LLC (Minnesota)
Yorktown Financial Companies, Inc. (Indiana)
Allianz Life Insurance Company of New York (New York)
Allianz Life Insurance Company of Missouri (Missouri)
Dresdner Kleinwort Pfandbriefe Investments II, Inc. (Delaware)
Allianz Fund Investments, Inc. (Delaware)
Inforce Solutions, LLC (Georgia)
TruChoice Financial Group, LLC (Minnesota)
American Financial Marketing, LLC (Minnesota)
Ann Arbor Annuity Exchange, LLC (Michigan)
GamePlan Financial Marketing, LLC (Georgia)
The Annuity Store Fin. & Ins. Services, LLC (California)
Questar Capital Corporation (Minnesota)
Questar Asset Management Inc. (Minnesota)
Questar Agency, Inc. (Minnesota)

Life Insurance Company

Note: Subsidiary relationships are 100% owned except where indicated

4

As of 12/31/2019

Allianz
Allianz SE [Munich]
100%
Allianz Finanzbeteiligungs GmbH [Munich]
74.47%
25.53%
100%
Allianz Europe B.V. [Amsterdam]
100%
Allianz of America, Inc. [Delaware]
Allianz Asset Management GmbH [Munich]
100%
PIMCO Deutschland GmbH [Munich]
100%
100%
99.8% "A" and "E" Non-Managing Interest
100%
PFP Holdings, Inc. [Delaware]
0.1% "A" Non-Managing Interest
Allianz Asset Management of America Holdings Inc. [Delaware]
Allianz Asset Management U.S. Holding II LLC [Delaware]
0.1% "B" Managing Interest
Allianz Asset Management of America LLC [Delaware]
<0.1% "E" LP
2.5% "B"
GP >99.9% "A" and "E"
11.9% "B" and "M"
Allianz Asset Management of America L.P. [Delaware]
100%
Units Not Held by Allianz Entities
Allianz Global Investors U.S. Holdings LLC [Delaware]
81.0% "A"
4.6% "M"
100%
100%
Pacific Investment Management Company LLC [Delaware]
Allianz Global Investors U.S. LLC [Delaware]
Allianz Capital Partners of America LLC [Delaware]
Allianz Global Investors Distributors LLC [Delaware]
100%
PIMCO Global Holdings LLC [Delaware]
100%
100%
100%
100%
StocksPLUS Management Inc. [Delaware]
PIMCO Investments LLC [Delaware]
PIMCO Global Advisors (Luxembourg) S.A. [Luxembourg]
Gurtin Fixed Income Management, LLC [Delaware]
99%
99%
1%
100%
1%
Private Fund GPs / Management Entities / Fund Entities
Private Fund GPs / Management Entities / Fund Entities
PIMCO Global Advisors LLC [Delaware]
PIMCO Canada Corp. [Nova Scotia]
PIMCO Latin America Administradora de Carteiras Ltda. [Brazil]
100%
PGA Global Services LLC [Delaware]
PIMCO Advisors (Resources) LLC [Delaware]
Australia Pty Limited [Australia]
Australia Management Limited [Australia]
PIMCO Asia Pte Ltd [Singapore]
Limited [Hong Kong]
PIMCO Europe Ltd [UK]
(Schweiz) GmbH [Switzerland]
PIMCO Japan Ltd [BVI]
PIMCO Advisors (Ireland) Limited [Ireland]
100%
100%
PIMCO Taiwan Limited [Taiwan (ROC)]
PIMCO Investment Management (Shanghai) Limited [Shanghai]
Key:
SEC-Registered Investment Adviser
SEC-Registered Broker-Dealer
Non-U.S. Investment Adviser
Non-U.S. Broker-Dealer
Non-U.S. Investment Adviser and Non-U.S. Broker-Dealer
Non-adviser/broker companies
Accounting not handled by AAM LP
Pending license for non-U.S. Investment Adviser

5

As of 12/31/2019

Allianz SE
Munich, Germany
Allianz Holding France S.A.
Paris, France
Allianz Europe Ltd.
Amsterdam, Netherlands
Allianz Europe B.V.
Amsterdam, Netherlands
Euler Hermes Group
Paris, France**
A.C.I.F. Allianz Compagnia Italia Finanziamenti S.p.A.
Milan, Italy
Allianz Partners S.A.S.
Paris, France
Page 7
Euler Hermes North America Holding, Inc.
Owings Mills, Maryland, United States
Euler Hermes North America Insurance Company
Owings Mills, Maryland, United States
Euler Hermes Services North America, LLC
Owings Mills, Maryland, United States
Euler Hermes Collections North America Company
Owings Mills, Maryland, United States
Euler Hermes Excess North America Company, LLC
Owings Mills, Maryland, United States

P & C Insurance Company

** Various Non-US Intermediaries are not shown

Note: Subsidiary relationships are 100% owned except where indicated

6

As of 12/31/2019

Allianz SE
Munich, Germany
100%*
Allianz Partners S.A.S.
Paris, France (Branch Office:Germany)
55%
AWP P&C S.A.
Paris, France
*
AWP USA Inc.
District of Columbia, USA
Jefferson Insurance Company
New York, USA
AGA Service Company
Virginia, USA
Fusion Company, LLC
Delaware, USA
AZGA Service Canada Inc.
Canada
AZGA Insurance Agency Canada, Ltd.
Canada
Selectcare Worldwide Corporation
Canada

P & C Insurance Company

* Allianz Partners participations ~ 100%

Note: Various Non-US Intermediaries are not shown
Note: Subsidiary relationships are 100% owned except where indicated

7

As of 12/31/2019